EXHIBIT 32.2

CERTIFICATION PURSUANT TO SECTION 906

OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of CurrencyShares® British Pound Sterling Trust (the “Trust”) on Form 10-Q for the quarterly period ended January 31, 2014 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Joseph Arruda, Chief Financial Officer of Guggenheim Specialized Products, LLC, the Sponsor of the Trust, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

1. The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Trust.

Date: March 12, 2014

/s/ JOSEPH ARRUDA
Joseph Arruda*
Chief Financial Officer
(principal financial officer)

*	The Registrant is a trust and Joseph Arruda is signing in his capacity as the principal financial officer of Guggenheim Specialized Products, LLC, the Sponsor of the Registrant.